Exhibit (p)(3)

Transparent Value Advisors, LLC

Code of Ethics

October 2010 (v1)

For Internal Use Only

Not For Distribution Outside the Firm

Table of Contents

1.		Statement of General Policy		4
2.		Standards of Business Conduct		4
3.		Definitions		5
	3.1.		Access Person	5
	3.2.		Account	5
	3.3.		Beneficial Ownership	5
	3.4.		Covered Security	6
	3.5.		Fund	6
	3.6.		Investment Personnel	6
	3.7.		Security	6
	3.8.		Supervised Person	7
4.		Code of Ethics Certification		7
	4.1.		Initial Certification	7
	4.2.		Annual Certification and Acknowledgement of Amendments	7
5.		Conflicts of Interest		8
	5.1.		Record Retention	9
	5.2.		Procedure	11
6.		Prohibition Against Insider Trading		15
	6.1.		Introduction	15
	6.2.		General Policy	15
		6.2.1.	What is Material Information?	15
		6.2.2.	What are Nonpublic and Public Information?	16
		6.2.3.	Identifying Inside Information	16
		6.2.4.	Tender Offers	16
7.		Prohibition Against Front Running		17
8.		Prohibition on the Dissemination of False Information		17
9.		Personal Securities Transactions		18
	9.1.		General Policy	18
	9.2.		Blackout Periods	18
	9.3.		Restricted List	18
	9.4.		Holding Period	18
	9.5.		Pre-Clearance Requirement	19
	9.6.		Pre-Clearance Required for Participation in IPOs	19
	9.7.		Pre-Clearance Required for Private or Limited Offerings	19
10.		Personal Securities Transactions Reporting Procedures		20
	10.1.		Reporting Requirements	20
	10.2.		Initial Holdings Report	20
	10.3.		Annual Holdings Report	20
	10.4.		Quarterly Transaction Reports	20
	10.5.		Exempt Transactions	21
	10.6.		Monitoring and Review of Personal Securities Transactions	21
11.		Gifts and Entertainment		22
	11.1.		Introduction	22
	11.2.		Personal Gifts/Exclusions	22
	11.3.		De minimus and Promotional Items	22

For Internal Use Only	2

	11.4.	Aggregation of Gifts	22
	11.5.	Valuation of Gifts	23
	11.6.	Business Entertainment	23
	11.7.	Supervision and Record Retention	24
	11.8.	Escalation	24
12.		Outside Business Activities and Affiliations	25
	12.1.	Service as a Director (Publicly Traded Companies)	25
	12.2.	Existing Outside Business Activities and Affiliations	25
	12.3.	New Outside Business Activities and Affiliations	25
	12.4.	Annual Certification of Outside Business Activities and Affiliations	25
	12.5.	Supervisor and Chief Compliance Officer Approval	25
13.		Political Contributions	26
	13.1.	Political Contributions by Employees	26
	13.2.	Political Contributions by TVA and/or its Affiliates	26
	13.3.	Pay to Play	26
	13.4.	Separation of Political and Employment Activities	26
14.		Protecting the Confidentiality of Client Information	27
	14.1.	Confidential Client Information	27
	14.2.	Non-Disclosure of Confidential Client Information	27
	14.3.	Employee Responsibilities	28
	14.4.	Security of Confidential Client Information	28
	14.5.	Information Sharing and Safekeeping	28
15.		Records	29
16.		Reporting Disciplinary and Legal Matters	29
17.		Reporting Violations and Sanctions	30
18.		Appendix A – Blackout Periods	31
19.		Appendix B – Gifts and Gratuities Form	33
20.		Appendix C - Outside Brokerage Account /New Hire Certification	34
21.		Appendix D – Notification of Outside Business Activities (Annual Certification)	36
22.		Appendix E – Notification of Outside Business Activities (New Request)	38
23.		Appendix F – Investment Pre-Clearance Form	41

For Internal Use Only	3

1. Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Transparent Value Advisors, LLC (“TVA”) and is designed to comply with Rule 204A-1 and other provisions of the Investment Advisers Act of 1940, as amended (“Advisers Act”), Rule 17j-1 of the Investment Company Act of 1940, as well as other applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

This Code replaces in its entirety the policy that was in effect prior to October 2010.

TVA employees are expected to conduct themselves in a manner designed to achieve compliance with the Code, firm policy and applicable regulations. Failure to comply with this Code may result in disciplinary action up to and including termination of employment.

2. Standards of Business Conduct

Section 206 of the Advisers Act makes it unlawful for TVA or any employee:

1.	to employ any device, scheme, or artifice to defraud any client or prospective client;

2.	to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

3.

acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

4.

to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The Commission shall, for the purposes of this paragraph (4) by rules and regulations define, and prescribe means reasonably designed to prevent, such acts, practices, and courses of business as are fraudulent, deceptive, or manipulative.

TVA recognizes that its employees may also be CFA1 charter holders, CFA candidates or members of the CFA Institute, and therefore must also adhere to the CFA Institute Code

[1]

Chartered Financial Analyst (“CFA”) is a professional designation conferred by the CFA Institute, which is a global, not-for-profit association of investment professionals that awards the CFA and Certificate in Investment Performance Measurement (“CIPM”) designations.

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of Ethics and Standards of Professional Conduct. In the event of a conflict between the Code and the CFA Institute Code of Ethics and Standards of Professional Conduct, this Code will govern.

3. Definitions

For the purposes of this Code, the following definitions shall apply:

3.1. Access Person

An access person is any supervised person who has access to nonpublic information regarding any client purchase or sale of securities, nonpublic information regarding the portfolio holdings, or is involved in making securities recommendations to clients.

In addition, the definition of an access person extends to any advisory person of a fund or of a fund’s investment adviser. An advisory person of a fund or of a fund’s investment adviser means any director, officer, general partner or employee of the fund or investment advisor (or of any company in a control relationship to the fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of covered securities by a fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales. An advisory person is also any natural person in a control relationship to the fund or investment adviser who obtains information concerning recommendations made to the fund with regard to the purchase or sale of covered securities by the fund.

For the purposes of this Code, all of TVA’s directors, officers and employees with access to investment information are considered Access Persons.

3.2. Account

An account is any brokerage or bank account in which securities are held for the direct or indirect beneficial interest of a TVA employee or the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion. This definition also applies to contract or temporary employees.

3.3. Beneficial Ownership

Beneficial ownership (as defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934), shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities.

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3.4. Covered Security

A covered security, also known as a “Reportable Security”, means a security as defined in Section 2(a)(36) of the Investment Company Act and Section 202(a)(18) of the Advisers Act, but does not include:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	Shares issued by open-end funds.

However, for the purposes of this Code, any registered open-end funds for which TVA or a TVA affiliate acts as investment adviser, sub-adviser, or principal underwriter are considered covered securities.

3.5. Fund

Fund means an investment company registered (with the SEC) under the Investment Company Act, which for the purposes of this Code, include Transparent Value mutual funds.

3.6. Investment Personnel

Investment personnel is any employee of the fund or investment adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the fund.

Investment personnel also include any natural person who controls the fund or the investment adviser and who obtains information concerning recommendations made to the fund regarding the purchase or sale of securities by the fund.

For the purposes of this Code, Investment Personnel are considered Access Persons.

3.7. Security

Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit)

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or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a 'security', or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

3.8. Supervised Person

Supervised Person means the directors, officers and partners of TVA (or other persons occupying a similar status or performing similar functions), employees of TVA, contract or temporary employees, consultants, independent contractors, and any other person who provides advice on behalf of TVA and is subject to TVA's supervision and control. All Access Persons are Supervised Persons; however, not all Supervised Persons are Access Persons.

4. Code of Ethics Certification

4.1. Initial Certification

All Supervised Persons will initially be provided with a copy of the Code and must certify in writing their receipt of and agreement to abide by the Code.

4.2. Annual Certification and Acknowledgement of Amendments

All Supervised Persons must annually certify in writing their receipt of and agreement to abide by the Code and any amendments thereto. Supervised Persons should contact the Chief Compliance Officer or his designee regarding any inquiries pertaining to the Code.

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5. Conflicts of Interest

Conflicts of interest may arise in the course of providing service to clients. Conflicts may occur (i) between the interests of TVA or certain persons connected to or affiliated with TVA; (ii) between TVA or its affiliates and the fiduciary duty TVA owes to a client; or (iii) between the interests of two or more clients to whom TVA owes a fiduciary duty, such that one client may gain a benefit at the expense or disadvantage of another client.

As an investment adviser, TVA has a fiduciary duty to its clients which means TVA (i) must provide full and fair disclosure of all material facts to clients and prospective clients; (ii) has a fundamental obligation to act in the best interests of its clients and provide investment advice in the best interest of its clients; and (iii) must eliminate, or at least disclose, all conflicts of interest that might result in TVA, consciously or unconsciously, rendering advice that is not disinterested.

Therefore, TVA must take reasonable steps to identify conflicts between itself (including managers, employees, agents or anyone directly or indirectly controlled by TVA) and its clients, or conflicts between clients.

Factors to consider when evaluating actual or potential conflicts include:

•	The likelihood of a gain or avoidance of financial loss by TVA, at the expense of the client;

•	Whether TVA has an interest in an outcome provided to the client or in a transaction executed on behalf of the client, which is distinct from the client’s interest in the outcome;

•	Whether TVA has a financial or other incentive to favor the interest of one client (or group of clients) over the interests of another client;

•	Whether TVA (including managers, employees, agents or anyone directly or indirectly controlled by TVA) carries on the same business as the client; or

•	Whether TVA will receive an inducement (e.g., money, goods, services etc.) other than the standard fee from someone other than the client with respect to the service provided to the client.

The following activities may give rise to actual or perceived conflicts and must be managed in accordance with this procedure:

1.	Outside business activities;

2.	Interest in transactions (e.g., TVA employees or their relatives with an interest in a transaction in which a client is also involved); and

3.	TVA business or investment opportunity that limits or prohibits a client investment in the same opportunity (e.g., direct investments in private equity, hedge funds, or venture capital opportunities)

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In the event that TVA is unable to take reasonable steps to prevent a material disadvantage to an interest of a client, the disclosure must be made to the client about the nature and/or source of the conflict prior to effecting the transaction for the client.

Disclosures must be made in writing and include sufficient detail based on the client and the circumstances to enable the client to make an informed decision with respect to the service and the context of the conflict. Failure to disclose a conflict of interest (actual or perceived), is a violation of the antifraud provision (Section 206 of the Investment Advisers Act of 1940).

TVA may not proceed with the transaction without written consent from the client and must document the process and controls employed to monitor the transaction.

5.1. Record Retention

Records must be maintained for all conflicts of interest, both those that have arisen and posed a material risk to the interest of one or more clients, and those that may arise as a result of ongoing service, for at least five years after the termination of the account relationship.

Responsible Party	Records to be maintained
Legal

•         A record of all transactions approved or denied by Corporate Legal

•         Any supporting documentation that is the basis for Corporate Legal’s decision to approve or deny a requested transaction

•         A record of all transactions in which TVA employees or their relatives have an interest in a transaction in which a client is also involved

•         Any documentation relating to TVA employee compensation or recusals from transactions

•         Written disclosures made to clients

•         Written consent received from clients

•         Any other written agreements between TVA and clients or TVA and its employees regarding the transactions

Chief Compliance Officer	• Outside business activity forms • Approvals (or denials) of business activities • Outside holdings documentation

For the purposes of this procedure and the Code, Legal means the office of the General Counsel for Guggenheim Partners, LLC, and Chief Executive Officer refers to the Co-Chief Executive Officers of TVA.

In addition, outside holdings documentation includes but is not limited to initial and annual outside brokerage account certifications, quarterly personal transaction reports

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(“PTRs”), other requests for personal holdings or outside business activities, and any supporting documentation related thereto.

For Internal Use Only	10

5.2. Procedure

FREQUENCY	PROCESS DESCRIPTION	RESPONSIBLE PARTY	DOCUMENTATION/CONTROL
Part I: Outside Business Activities

As needed	TVA employee submits the appropriate outside business activities form(s) to the Chief Compliance Officer for review	TVA Employee

As needed

Chief Compliance Officer

•         Reviews and approves the outside business activities form(s)

OR

•         If necessary, requests additional information from the TVA employee about the disclosed outside business activities;

•         Approves the form based on a review of the information provided by the TVA employee or

•         Determines whether the activities should be escalated to Legal for a more detailed review

		Chief Compliance Officer	• Completed outside business activities forms are maintained electronically and/or in hard copy • Supporting documentation is maintained electronically and/or in hard copy

As needed

Legal

•         Reviews the outside business activities forms provided by the Chief Compliance Officer, as necessary

•         Determines whether to approve or decline the request

•         Notifies the Chief Compliance Officer of its decision (approval/denial)

		Legal	• Records of decisions (approvals/denials) are maintained in hard copy • Supporting documentation is maintained electronically and/or in hard copy

As needed	Chief Compliance Officer • Signs off on the outside business activities form(s) if approval is received from Legal	Chief Compliance Officer	• Completed outside business activities forms are maintained electronically and/or in hard copy • Supporting documentation (including approvals/denials) is maintained

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FREQUENCY	PROCESS DESCRIPTION	RESPONSIBLE PARTY	DOCUMENTATION/CONTROL
	OR • Makes the notation in the file if the activity is not approved by Legal; and • Notifies the TVA employee that the activity is not approved		• electronically and/or in hard copy • Notification (e.g., memo to file or other supporting documentation) is maintained electronically and/or in hard copy

Part II: Interest in Transactions

As needed	TVA Employee notifies the Chief Compliance Officer and/or the Chief Executive Officer of his/her interest[2] in a client transaction	TVA Employee

As needed	Chief Compliance Officer will notify Legal of the TVA Employee’s interest in a client transaction	Chief Compliance Officer	• Notification (e.g., memo to file or other supporting documentation) is maintained electronically and/or in hard copy

As needed

Legal

•         Prepares written disclosures and other transaction specific documents, in consultation with the Chief Compliance Officer and/or Chief Executive Officer, as necessary; and

•         Coordinates with the Chief Executive Officer to obtain written consent and/or signed transaction specific documents from the client

		Legal	• Written disclosures, transaction specific documents and client consents are maintained in hard copy • Supporting documentation is maintained electronically and/or in hard copy

As needed

Chief Compliance Officer in consultation with the Chief Executive Officer determines

•         The controls (e.g., levels of approval, sign-off, exception processing, etc.) necessary to process the transactions; and

•         How TVA will monitor the transaction (e.g., who will perform the review, the frequency of review, evidence of

		Chief Compliance Officer	• Written Business Unit procedures are maintained electronically and/or in hard copy • Copies of reviews, transaction approvals, exception memos, and other supporting documentation are

[2]

TVA Employee interest includes the relatives of the employee. For example, if the spouse of a TVA Employee has an interest in a client transaction, it is the responsibility of the TVA Employee to make sure that information is disclosed to the Chief Compliance Officer, Chief Executive Officer and/or Legal.

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FREQUENCY	PROCESS DESCRIPTION	RESPONSIBLE PARTY	DOCUMENTATION/CONTROL
	review, methodology, etc.)		maintained electronically and/or in hard copy
Part III: TVA Business/Investment Opportunities

As needed	TVA Employee notifies the Chief Compliance Officer and the Chief Executive Officer of investment opportunities in which the TVA Employee’s interest or participation in a transaction may limit or prohibit client participation in the same transaction	TVA Employee

As needed	Chief Compliance Officer will notify Legal of the TVA Employee’s interest in a client transaction	Chief Compliance Officer	• Notification (e.g., memo to file or other supporting documentation) is maintained electronically and/or in hard copy
As needed

Legal

•         Reviews the information provided by the TVA Employee

•         Makes a determination to approve or deny the TVA Employee’s proposed investment opportunity; and

•         Notifies the Chief Compliance Officer of its determination (approval/denial)

		Legal	• Records of decisions (approvals/denials) are maintained in hard copy • Supporting documentation is maintained electronically and/or in hard copy

As needed

FOR APPROVALS:

Legal

•         Prepares written disclosures and other transaction specific documents, in consultation with the Chief Compliance Officer and/or Chief Executive Officer, as necessary; and

•         Coordinates with the Chief Executive Officer to obtain written consent and/or signed transaction specific documents from the client

		Legal	• Written disclosures, transaction specific documents and client consents are maintained in hard copy • Supporting documentation is maintained electronically and/or in hard copy

For Internal Use Only	13

FREQUENCY	PROCESS DESCRIPTION	RESPONSIBLE PARTY	DOCUMENTATION/CONTROL
As needed

Chief Compliance Officer in consultation with the Chief Executive Officer determines

•         The controls (e.g., levels of approval, sign-off, exception processing, etc.) necessary to process the transactions; and

•         How TVA will monitor the transaction (e.g., who will perform the review, the frequency of review, evidence of review, methodology, etc.)

Chief Compliance Officer

•         Written Business Unit procedures are maintained electronically and/or in hard copy

•         Copies of reviews, transaction approvals, exception memos, and other supporting documentation are maintained electronically and/or in hard copy

As needed

FOR DENIALS

Chief Compliance Officer

•         Makes the notation in the file if the transaction is not approved by Legal; and

•         Notifies the Chief Executive Officer and the TVA Employee that the transaction is not approved

Chief Compliance Officer

•         Supporting documentation (including approvals/denials) is maintained electronically and/or in hard copy

•         Notification (e.g., memo to file or other supporting documentation) is maintained electronically and/or in hard copy

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6. Prohibition Against Insider Trading

6.1. Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Supervised Persons and TVA to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring individuals from the securities industry. Employees and TVA may be sued by investors seeking to recover damages for insider trading violations.

RBP (Required Business Performance) information (e.g., probabilities and components) is considered to be material, nonpublic information during the blackout periods, which are defined in Appendix A.

The rules contained in this Code apply to securities trading and information handling by Supervised Persons and their immediate family members. It is important to note that both temporary or contract employees and Access Persons are considered to be Supervised Persons.

Employees must notify the Chief Compliance Officer immediately if there is any reason to believe that a violation of this Code has occurred.

6.2. General Policy

No Supervised Person may trade, either personally or on behalf of others while in the possession of material, nonpublic information, nor may any personnel of TVA communicate material, nonpublic information to others.

6.2.1. What is Material Information?

Information is material if there is a substantial likelihood that a reasonable investor would consider it important when making investment decisions. Generally, this includes any information the disclosure of which would have a substantial effect on the price of a company’s securities. Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

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Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material.

Questions about whether information is material should be directed to the Chief Compliance Officer.

6.2.2. What are Nonpublic and Public Information?

Information is nonpublic when it is (i) limited to certain persons (e.g., company insiders) or its dissemination is otherwise restricted such that it is not available to all persons (e.g., the general public), and (ii) subject to specific confidentiality requirements defined by the source of the information (e.g., fund managers, administrators or their affiliates), to which TVA and its employees must adhere.

Information is public when it has been made available to all persons (e.g., marketplace participants such as investors, issuers, regulators, etc.). For example, information is considered publicly available when it has been disseminated by the media, i.e., the Wall Street Journal, other publications of general circulation, or through regulatory or other governmental filings.

6.2.3. Identifying Inside Information

No trade or transaction may be executed by or for employees or clients based on non-public information. If employees are unsure whether they are in possession of material non-public information, they must:

•

Report the information and proposed trade immediately to the Chief Compliance Officer; further communication within or outside the firm is prohibited unless otherwise approved by the Chief Compliance Officer; and

•	Not engage in the transaction without approval from the Chief Compliance Officer.

6.2.4. Tender Offers

Tender offers represent a particular concern with respect to insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised Persons are subject to this Code and should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

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7. Prohibition Against Front Running

Front running is the act of entering into an equity trade, options or futures contract (regardless of whether the position is long or short), with the knowledge that a third party is about to take a position in the same security in a transaction that will influence the value of the security. For example, a TVA employee purchases a security knowing that a Transparent Value fund is also going to buy the same security in a large block, allowing the TVA employee to profit from the increase when s/he later sells the security. Conversely, a TVA employee is also considered to engage in front running if s/he sells a security with advance knowledge that a Transparent Value fund is going to sell the same security, with the intent to profit from the decline in the value of the security when s/he later purchases the security.

Front running is a form of insider trading because it involves knowingly trading ahead of a third party using material non-public information. Front running is expressly forbidden by the SEC.

TVA employees caught engaging in front running activity are subject to disciplinary action by the firm, including termination, in addition to criminal and/or regulatory sanction.

8. Prohibition on the Dissemination of False Information

It is a violation of the various federal anti-fraud provisions and TVA policies for any TVA employee to directly or indirectly promote, perpetuate or otherwise engage in any activity that would result in the dissemination of false information about issuers, securities or other market participants either within the company or to third parties including clients or counter-parties. Examples of prohibited behavior include but are not limited to the following:

•	“Trash and cash” - taking a short position in an investment and then disseminating misleading negative information about the investment, with a view to driving down its price;

•	Undertaking a course of conduct in order to give a false or misleading impression about an investment; or

•	Knowingly or recklessly spreading false or misleading information about an investment through the media (including internet chat rooms or bulletin boards) or regulatory information services.

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Violations of this policy may result in disciplinary action, including termination of employment, and/or civil or criminal penalties.

Questions or possible violations should be immediately reported to the Chief Compliance Officer.

9. Personal Securities Transactions

9.1. General Policy

Personal securities transactions will be monitored and violations of this Code will be documented and reported to senior management.

Employees with multiple and/or frequent violations are subject to disciplinary action, up to and including termination.

9.2. Blackout Periods

The purchase or sale of equities, equity options and Transparent Value Mutual Funds are strictly prohibited during the blackout periods defined in Appendix A.

Reminder: RBP Information is considered material non-public information during the blackout periods.

9.3. Restricted List

Generally speaking, a restricted list is a current list of securities in which proprietary, employee and certain solicited customer transactions are restricted or prohibited to prevent internal conflicts of interest. The list may be disseminated on a limited basis internally; however, the restricted list may never be distributed outside the firm.

9.4. Holding Period

No Supervised Person shall profit or avoid a loss from the purchase and/or sale of the same security of which such person has beneficial ownership within 30 calendar days. In other words, no Supervised Person may buy and/or sell the same security, regardless of the quantity, in their personal trading account within 30 calendar days.

Transactions by Supervised Persons resulting in prohibited short-term profits are subject to cancellation. Any profits will be donated to charity as instructed by the Co-Chief Executive Officers.

Under certain extraordinary circumstances, exceptions may be granted with the prior written approval of the Chief Compliance Officer.

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9.5. Pre-Clearance Requirement

Pre-clearance for covered security transactions is not required for:

•

The purchase or sale of up to 1,000 publicly traded shares in the secondary market; provided that the securities are not on the restricted list, and that the transactions do not violate the blackout or holding period requirements;

•

The purchase or sale of up to 10 options contracts; provided that the underlying securities are not on the restricted list, and that the transactions do not violate the blackout or holding period requirements;

•	Exempt transactions (see Section 10.5 below);

•	Accounts managed pursuant to a valid legal agreement (e.g., an Investment Management Agreement); and

•	Securities received via a gift or inheritance.

All transactions in covered securities must be reported in accordance with requirements of Section 10 of this Code.

9.6. Pre-Clearance Required for Participation in IPOs

No Supervised Person shall acquire any beneficial ownership in any securities through an initial public offering without the prior written approval of the Chief Compliance Officer, who must be provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client).

TVA employees seeking pre-clearance for participation in an IPO must complete the Investment Pre-Clearance Form (see Appendix F).

9.7. Pre-Clearance Required for Private or Limited Offerings

No Supervised Person shall acquire beneficial ownership of any securities through a limited offering or private placement without the prior written approval of the Chief Compliance Officer, who must be provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client).

TVA employees seeking pre-clearance for participation in a private or limited offering must complete the Investment Pre-Clearance Form (see Appendix F).

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10. Personal Securities Transactions Reporting Procedures

10.1. Reporting Requirements

Every Supervised Person shall submit initial and annual holdings reports, and quarterly transaction reports on the dates and in the form specified by the Compliance Department.

10.2. Initial Holdings Report

Every Supervised Person shall, no later than ten (10) days after the person becomes a Supervised Person complete the Outside Brokerage Account/New Hire Certification (see Appendix C). (Reminder: Access Persons are Supervised Persons.)

In addition, each Supervised Person is required to file an initial holdings report containing the following information:

•	The title, number of shares and the principal amount of each Covered Security[3], including the ticker symbol or CUSIP, in which the Supervised Person has any direct or indirect beneficial ownership;

•

The name of any broker, dealer or bank, account name, number and location with whom the Supervised Person maintained an account in which any securities were held for the direct or indirect benefit of the Supervised Person; and

•	The date that the report is submitted by the Supervised Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a Supervised Person.

10.3. Annual Holdings Report

Every Supervised Person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report. The information submitted must be current as of December 31 of the preceding year. (Reminder: Access Persons are Supervised Persons.)

10.4. Quarterly Transaction Reports

Every Supervised Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report with respect to any transaction during

3	Covered securities include options transactions (e.g., calls, and puts).

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the quarter in a reportable security in which the Supervised Person had any direct or indirect beneficial ownership. (Reminder: Access Persons are Supervised Persons.)

•

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date the report is submitted by the Supervised Person.

10.5. Exempt Transactions

Supervised Persons need not submit a report with respect to:

•	Direct obligations of the U.S. government or supranational agencies;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short term debt instruments, including repurchase agreements;

•	Investments in dividend reinvestment plans;

•	Variable and fixed insurance products;

•	Non-TVA open-end mutual funds and exchange-traded funds (“ETFs”);

•	Guggenheim 401k plan accounts;

•	529 College Savings Plans (“529 Plans”);

•	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control; or

•	Transactions effected pursuant to an automatic investment plan.

10.6.	Monitoring and Review of Personal Securities Transactions

The Compliance Department will monitor and review all reports required for compliance with TVA’s policies regarding personal securities transactions.

TVA Code of Ethics	21

11. Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Transparent Value Advisors, LLC (“TVA”) has adopted the policies set forth below to guide supervised persons in this area.

11.1.	Introduction

The purpose of this policy is to protect TVA and its employees against conflicts or the appearance thereof, which may arise when giving or receiving anything of value, including gifts to or from clients, prospective clients, or business contacts.

Anything of value in excess of $100 given to clients or any person employed by a financial institution is prohibited. A gift of any kind is considered a gratuity.

Please note that there is no prohibition for the ordinary and usual business entertainment, such as an occasional meal, sporting event, etc., provided that such entertainment is neither so frequent nor so extensive as to raise any question of propriety and a TVA employee accompanies the client or participates in the event. Anything of value that is given to an employee of TVA that is not defined as entertainment is considered a gift.

11.2.	Personal Gifts/Exclusions

This policy does not apply to personal gifts, such as wedding or other congratulatory gifts, given by employees to clients, provided that the gift is not given in exchange for business referrals (e.g. quid pro quo) and is not expensed by the employee, such that TVA assumes the cost of the gift.

The analysis of whether a gift is personal or a gesture within a business context is required in connection with all gifts. Employees should not assume that gifts given or received during the holiday season or for life events are personal in nature.

11.3.	De minimus and Promotional Items

This policy does not apply to gifts given or received of de mimimus value (e.g. pens, notepads, lucite tombstones, decorative plaques, etc.) or to promotional items of nominal value that display company logos (e.g., umbrellas, shirts, etc.). However, the value of these items must be substantially below the $100 limit. Gifts valued in amounts above or near $100 would not be considered nominal. For example, expensive leather luggage and crystal pieces, notwithstanding the presence of firm logos, are not eligible for exclusion.

11.4.	Aggregation of Gifts

TVA will aggregate all gifts over the course of a calendar year (Jan. 1 – Dec. 31).

TVA Code of Ethics	22

In other words, TVA will aggregate all gifts given by each employee to a particular recipient. Similarly, TVA will also aggregate all gifts received by each employee from a particular recipient.

11.5.	Valuation of Gifts

Gifts must be valued at the higher of cost or market value, excluding tax and delivery charges. For example, if a TVA employee gives or receives a gift of a ticket to a sporting event that he obtained in the secondary market, the value of the ticket would be the higher cost to TVA, not the face value of the ticket. For example, if the face value of a ticket to a sporting event is $75, but the cost of the ticket, which is obtained in the secondary market (e.g., through a vendor such as Ticket Master) is $95 (excluding tax and delivery fees), then the higher cost of $95 is what will be recorded.

If gifts are given to or received by multiple recipients, the name of each recipient and the value of the gift calculated on a pro rata per recipient basis should be recorded to facilitate compliance with the regulation. For example, a gift basket worth $300 that is sent to five individuals is permissible; provided that the name of each recipient and the pro rated value of the gift, $60 per person, is recorded.

11.6.	Business Entertainment

Business entertainment is the accompaniment or participation in an event, as defined below, by TVA employees. Business entertainment may be provided to clients, business contacts or to employees, agents or representatives of a client that is a business entity.

The following events are considered business entertainment:

•	Any social event;

•	Hospitality event;

•	Charitable event;

•	Sporting event;

•	Entertainment event;

•	Meal;

•	Leisure activity or event of like nature or purpose;

•	Any transportation and/or lodging accompanying or related to such activity or event;

•

Entertainment offered in connection with an educational event or business conference in which the TVA employee participates, irrespective of whether any business is conducted during, or is considered attendant do such event.

It is important to note that TVA employees must accompany the client or business contact to an event or participate in the event for it to be deemed business entertainment. Conversely, if a TVA employee gives a client or business contact tickets to an event, but does not accompany the recipient to the event, the tickets will be deemed to be a gift.

TVA Code of Ethics	23

Anything of value given to or from a TVA employee that is not defined as entertainment is considered a gift and therefore subject to the $100 limit. For example, purchasing an umbrella for a client or business contact during a sporting event such as a golf outing, would be considered a gift, and would therefore need to be recorded.

11.7.	Supervision and Record Retention

The Gifts and Gratuities Form (see Appendix B), must be completed in its entirety for all gifts, regardless of whether given or received, and submitted to the Compliance Department for approval. For all gifts given, the Gifts and Gratuities Form must be completed and submitted for review and approval. If approved, a copy of the email approval of the Gifts and Gratuities Form must be submitted with other supporting documentation, such as receipts or invoices, depending on the method of reimbursement, e.g., Concur or check request. All requests for reimbursement are subject to final approval by the designated approver in Concur4.

A record of gifts and gratuities must be maintained and will be reviewed for compliance in accordance with regulatory requirements. Furthermore, these records must be retained for longer periods if they become the subject of a regulatory or legal investigation.

11.8.	Escalation

Any gift or gratuity that appears to be non-compliant with this policy must be escalated to the Chief Compliance Officer or his designee for review. If necessary, the Chief Compliance Officer will discuss the matter with Senior Management to determine what if any remedial action should be taken. Employees found in non-compliance with this policy may be subject to disciplinary action up to and including termination.

4	For the purposes of this Code, Armen Arus is the designated approver in Concur for TVA.

TVA Code of Ethics	24

12. Outside Business Activities and Affiliations

12.1.	Service as a Director (Publicly Traded Companies)

No Supervised Person shall serve on the board of directors of any publicly traded company without prior approval from the employee’s supervisor, the Chief Compliance Officer and the Legal Department, in accordance with the Conflicts of Interest Procedure contained in this Code.

12.2.	Existing Outside Business Activities and Affiliations

Upon hire, all existing business affiliations conducted and/or investments maintained by employees away from TVA must be disclosed on the Notification of Outside Business Activities Form (see Appendix E). Without limitation, this includes investments in private investment vehicles, acting as a trustee of a trust and acting as an officer or director of any entity. Forms must be completed by all new hires within 10 days of commencing employment and returned to the Chief Compliance Officer.

12.3.	New Outside Business Activities and Affiliations

All employees must request pre-clearance approval from their supervisor and the Chief Compliance Officer prior to engaging in any new outside business activities, affiliations and/or investments to be made away from TVA.

The completed Notification of Outside Business Activities Form (see Appendix E) must be sent to the Compliance Department after approval has been granted by the employee’s supervisor. Forms may be sent electronically to the Chief Compliance Officer.

12.4.	Annual Certification of Outside Business Activities and Affiliations

On an annual basis, all employees must re-certify the status of all activities, affiliations and/or investments conducted away from TVA, whether in place at time of employment or thereafter, by completing the Notification of Outside Business Activities Form (see Appendix D). Forms may be sent electronically to the Chief Compliance Officer.

12.5.	Supervisor and Chief Compliance Officer Approval

Approval will be based upon a determination that such outside business affiliation/investment would not be inconsistent with the interests of TVA or its clients. Factors that will be addressed, prior to approval by the employee’s supervisor and Chief Compliance Officer, include but are not limited to:

•	a conflict of interest review (e.g., between employee and firm; between employee and clients);

•	an assessment of the duration of commitment/investment; and

TVA Code of Ethics	25

•	the scope of the commitment (e.g., active vs. passive role in the outside organization).

If the supervisor and Chief Compliance Officer determine that existing activities or investments are unsuitable (e.g., pose an actual or potential conflict), the employee may be required to unwind the affiliation/investment or take a role with reduced influence/responsibility in the outside organization.

13. Political Contributions

13.1.	Political Contributions by Employees

In accordance with applicable law, employees may make personal contributions to the political campaigns of candidates running for federal, state, and local offices.

Employees should be sensitive to the appearance of a conflict of interest (e.g., the receipt inducements, incentives or quid pro quo arrangements) when considering campaign contributions to state and local candidates who are currently or in the future may be in a position to award business to TVA. Any questions about political contributions to state or local candidates should be directed to the Chief Compliance Officer.

Employees must disclose any political contribution that may pose a conflict of interest to the Chief Compliance Officer. Such contribution may not be made unless approved in accordance with the Code.

13.2.	Political Contributions by TVA and/or its Affiliates

TVA does not make political contributions to federal, state or local campaigns.

13.3.	Pay to Play

“Pay-to-play” refers to the practice whereby an adviser or its employees make political contributions for the purpose of obtaining or retaining advisory contracts with government entities relating to pension plans or municipal securities offerings. TVA and its employees are prohibited from engaging in “pay-to-play” practices. Violations of this prohibition by may result in disciplinary action, including termination of employment.

13.4.	Separation of Political and Employment Activities

Employees may not conduct political activities during working hours or use TVA’s facilities for political campaign purposes, nor may employees submit expenses associated with such activities for reimbursement.

TVA Code of Ethics	26

14. Protecting the Confidentiality of Client Information

14.1.	Confidential Client Information

In the course of TVA’s investment advisory activities it gains access to personal non-public information about its clients. Such information may include a person’s status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by TVA to clients, and data or analyses derived from such non-public personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to TVA’s current or former clients, is subject to the Code’s policies and procedures.

14.2.	Non-Disclosure of Confidential Client Information

All information regarding TVA’s clients is confidential. Information may only be disclosed when it is consistent with TVA’s policy and the client’s direction. TVA does not share Confidential Client Information with any third parties, except in the following circumstances:

•

As necessary to provide service that the client requested or authorized, or to maintain and service the client’s account. TVA will require that any financial intermediary, agent or other service provider utilized by TVA (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by TVA only for the performance of the specific service requested by TVA;

•

As required by regulatory authorities or law enforcement officials who have jurisdiction over TVA, or as otherwise required by any applicable law. In the event TVA is compelled to disclose Confidential Client Information, it shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, TVA shall disclose only such information, and only in such detail, as is legally required; and

•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

TVA Code of Ethics	27

14.3.	Employee Responsibilities

All Supervised Persons are prohibited, either during or after the termination of their employment with TVA, from disclosing Confidential Client Information to any person or entity outside TVA, including family members, except under the circumstances described above. A Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have access to such information to deliver TVA’s services to the client.

Supervised Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information.

Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination.

14.4.	Security of Confidential Client Information

TVA has adopted the following practices:

•	TVA restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide TVA’s services to clients;

•

Any Supervised Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment; and

•

All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons (e.g., Blackberries, TVA issued laptops, etc.).

14.5.	Information Sharing and Safekeeping

As a registered investment adviser, all TVA employees must comply with Title V of the Gramm-Leach-Bliley Act (“GLBA”) and the implementing SEC privacy rules under Regulation S-P and Regulation S-AM.

Regulation S-P requires investment advisers to adopt policies and procedures to protect the ‘nonpublic personal information’ of natural person clients. ‘Nonpublic information,’ under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information.

Regulation S-AM will allow a client, in certain limited situations, to block affiliates of a person subject to Regulation S-AM that the client does business with from soliciting the client based on certain “eligibility information” (i.e., certain financial information, such as information regarding the client’s transactions or experiences with the person) received from the person.

TVA Code of Ethics	28

Unlike Regulation S-P, the Commission’s privacy rule, Regulation S-AM does not prohibit the sharing of information with another entity. Instead, Regulation S-AM prohibits a company from using eligibility information received from an affiliate to make marketing solicitations to clients, unless: (1) the potential marketing use of the information has been clearly, conspicuously, and concisely disclosed to the client; (2) the client has been provided a reasonable opportunity and a simple method to opt out of receiving the marketing solicitation; and (3) the client has not opted out.

Regulation S-AM also provides that a notice and opt out required under Regulation S-AM can be combined with other disclosures required by law, such as the initial and annual privacy notices required by Regulation S-P.

15. Records

The Chief Compliance Officer or his designees will maintain the following records:

•	A copy of TVA’s Code of Ethics that is currently in effect;

•	A copy of any Code of Ethics adopted by TVA which has been in effect during the past five years;

•	A record of any violation of TVA’s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred; and

•

A record of all written acknowledgements of receipt of the Code of Ethics and amendments made thereto for each person who is currently, or within the past five years was a supervised person, which shall be retained for five years after the individual ceases to be a supervised person of TVA.

16. Reporting Disciplinary and Legal Matters

The following matters must be immediately escalated to the Chief Compliance Officer and/or the Legal Department regardless of whether they are personal (e.g., involving a TVA employee) or professional (involving TVA or its affiliates) in nature:

•	Pending or threatened litigation

•	Pending or threatened disciplinary or enforcement action by a regulator; or

•	Potential or actual criminal charges (this includes felonies and misdemeanors).

Failure to report disciplinary or legal matters as soon as they arise may result in internal disciplinary action, up to and including termination of employment.

TVA Code of Ethics	29

17. Reporting Violations and Sanctions

All Supervised Persons shall promptly notify the Chief Compliance Officer of any violations of the Code.

Reports of violations by Supervised Persons will be kept confidential. Retaliation against Supervised Persons for having made such a report by any member of TVA is strictly prohibited.

The Chief Compliance Officer will promptly report to Senior Management any violations of the Code.

Senior Management shall consider reports made to it hereunder and determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with TVA.

TVA Code of Ethics	30

18. Appendix A – Blackout Periods

Important Notes:

•	RBP information is considered to be material, nonpublic information during the blackout periods

•	All days are business days (which exclude weekends and holidays)

•	All Blackout Periods begin on the business day Dow Jones announces the final review results (“Final Review Dates”) of an index in the Applicable Month

•	All Blackout Periods end one business day after Dow Jones implements the changes (“Implementation Dates”) to an index in the Applicable Month

•

Example: Dow Jones announces changes to an index on August 24 and is scheduled to implement changes on August 31. The Blackout Period is August 24 (the day the final review results are announced) through September 1 (the business day after). Therefore the last day an employee could trade in his/her personal account would be August 23, and the first day employee could resume trading after the Blackout Period would be September 2.

•	The average duration of a Blackout Period is 7 business days

TVA Code of Ethics	31

Index	Blackout Period	Final Review Dates	Implementation Dates	Applicable Months	Fund Relationship	Fund Name/Family
Directional Index Family	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	5 business days before the implementation date of the Applicable Month	Last business day of the Applicable Month	February May August November	Mutual Funds	Transparent Value Trust (Large Cap)
Leading/Lagging and 130/30 Index Family	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	Hedge Funds	Transparent Value Funds (master/feeder)
Dow Jones Islamic Market Index	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	N/A	N/A

TVA Code of Ethics	32

19. Appendix B – Gifts and Gratuities Form

Employee Name

Employee Office

Complete only for Gifts GIVEN [add rows as needed]
Client Name	Client Acct #	Date	Description	Value*	Expense Submitted Concur or Check Request

*	excluding tax and delivery charges

Complete only for Gifts RECEIVED [add rows as needed]
Client Name	Client Acct #	Date	Description	Value*

Manager Signature (required)	Date:
Employee Signature (required)	Date:

TVA Gifts & Gratuities Form	33

20. Appendix C - Outside Brokerage Account /New Hire Certification

PART I: OUTSIDE BROKERAGE ACCOUNT CERTIFICATION

MUST BE COMPLETED BY ALL EMPLOYEES

Please list all outside brokerage accounts directly or indirectly held by you.

“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

Employee Name	Brokerage Firm	Account Number

I certify that the above information accurately represents my outside brokerage accounts as of [month and day], 20__.

Print Name	Signature	Date

Outside Brokerage Account/New Hire Certification	34

PART II: PERSONAL HOLDINGS CERTIFICATION

TO BE COMPLETED BY EMPLOYEES WITH OUTSIDE BROKERAGE ACCOUNTS

I certify that I have ATTACHED [insert month] 20     statements** for the above-referenced accounts.

Print Name	Signature	Date

PART III: PROFESSIONAL LICENSES AND OTHER CERTIFICATIONS

MUST BE COMPLETED BY ALL EMPLOYEES

I certify that the following is a list of all professional licenses and other certifications held by me as of the date below.

Please insert additional rows as necessary.

License Number	License name/purpose

Print Name	Signature	Date

**

Important Note – If the employee maintains outside brokerage accounts with a firm that provide monthly statements, the employee must provide statements for each account for the month immediately preceding his/her month of hire. For example, if the attestation is completed as of April 10, 2010, the employee must provide statements for March 2010. If the employee maintains outside brokerage accounts with a firm that provides quarterly statements, the employee must provide statements for each account for the quarter immediately preceding his/her quarter of hire. For example, if the attestation is completed as of April 10, 2010, the employee must provide statements for Q1 2010.

Outside Brokerage Account/New Hire Certification	35

21. Appendix D – Notification of Outside Business Activities (Annual Certification)

INVESTMENTS	RESPONSE
Please list all interests, direct or indirect, held in organizations whose stock is not publicly traded. Please provide the legal name of each organization.

Please list all investments, direct or indirect, held in limited or general partnerships, limited liability companies, or other private placements.

Please provide a copy of the most recent investment statement/confirm.

Please list all direct or indirect investments in Guggenheim entities. Please provide supporting documentation for each investment.

Please list any compensation, direct or indirect, received from your participation in any outside investment activity.
ADVISORY RELATIONSHIPS	RESPONSE
Please list all paid and unpaid, direct and indirect advisory relationships. Please provide supporting documentation for each relationship.

Please list the duration of each paid and unpaid, direct and indirect advisory relationship.

Please list the amount and form of compensation for each paid advisory relationship.

Please list all public speaking and teaching engagements, and all written publications.

Please list the amount and form of compensation for each pubic speaking or teaching engagement, and each written publication.

Outside Business Activities Annual Certification	36

MANAGEMENT RELATIONSHIPS	RESPONSE
Please list all organizations in which you serve in a managerial role and the capacity in which you serve (e.g., officer). Please provide copies of documentation appointing you to this role.

Please list all organizations in which you serve as a director. Please provide copies of documentation appointing you to this role.

Please list all managerial roles in other capacities. Please note this includes wills (acting in the capacity of an executor/executrix), trusts (acting in the capacity of trustee) and other agreements (e.g., guardianships, conservatorships, etc.)

Please provide copies of documentation appointing you to this role.

Please list the amount and form of compensation received for each managerial role.

Please list the amount and form of compensation received for each directorial role.

EMPLOYEE CERTIFICATION

I certify that the above information accurately represents my outside business activities as of this date. Should any of this information change, I further certify that I will immediately notify my Supervisor.

Employee Name & Title (Please Print)	Signature	Date

Supervisory Approval

Date:

Outside Business Activities Annual Certification	37

22. Appendix E – Notification of Outside Business Activities (New Request)

INVESTMENTS	RESPONSE
Please list all interests, direct or indirect, in organizations whose stock is not publicly traded in which you would like to participate. Please provide the legal name of each organization.

Please list all investments, direct or indirect, in limited or general partnerships, limited liability companies, or other private placements in which you would like to participate.

Please provide a copy of the most current offering documents.

Please list all direct or indirect investments in Guggenheim entities in which you would like to participate. Please provide supporting documentation for each investment.

Please list the amount and form of any anticipated compensation, direct or indirect, from your participation in any outside investment activity.

ADVISORY RELATIONSHIPS	RESPONSE
Please list all paid and unpaid, direct or indirect advisory relationships in which you would like to participate. Please provide supporting documentation for each relationship.

Please list the duration of each anticipated paid and unpaid, direct or indirect advisory relationship.

Please list the amount and form of any anticipated compensation for each paid advisory relationship.

Outside Business Activities New Request	38

Please list all public speaking and teaching engagements, and all written publications in which you would like to participate.

Please list the amount and form of any anticipated compensation for pubic speaking or teaching engagements, and written publications.

MANAGEMENT RELATIONSHIPS	RESPONSE

Please list all organizations in which you would like to serve in a managerial role and the capacity in which you would like to serve (e.g., officer).

Please provide copies of documentation that would appoint you to this role.

Please list all the organizations in which you would like to serve as a director. Please provide copies of documentation that would appoint you to this role.

Please list all managerial roles in other capacities. Please note this includes wills (acting in the capacity of an executor/executrix), trusts (acting in the capacity of trustee) and other agreements (e.g., guardianships, conservatorships, etc.)

Please provide copies of documentation that would appoint you to this role.

Please list the amount and form of any anticipated compensation for each managerial role.

Please list the amount and form of any anticipated compensation for each directorial role.

Outside Business Activities New Request	39

EMPLOYEE CERTIFICATION

I certify that the above information accurately represents the outside business activities in which I am seeking approval to participate as of this date. Should any of this information change, I further certify that I will immediately notify my Supervisor.

Employee Name & Title (Please Print)	Signature	Date

Supervisory Approval

Date:

Outside Business Activities New Request	40

23. Appendix F – Investment Pre-Clearance Form

INVESTMENT	RESPONSE

Please list the name of each company, the dollar amount and/or quantity of interest (or shares) to be acquired in any initial public offering or other limited offering.

Please also provide supporting documentation for each investment (e.g., a copy of the prospectus, subscription agreement, indication of interest, etc.)

Please list the name of each company and the dollar amount to be acquired in limited or general partnerships, limited liability companies, or other private placement.

Please also provide supporting documentation for each investment (e.g., a copy of the prospectus, subscription agreement, indication of interest, etc.)

Please list the name of each company, the dollar value and/or quantity of interest (or shares) to be acquired in any Guggenheim-affiliate[5]

Please also provide supporting documentation for each investment (e.g., a copy of the prospectus, subscription agreement, indication of interest, etc.)

Please list the name of each organization, the dollar value and/or quantity of interest (or shares) to be acquired in organizations whose stock is not publicly traded.

Please also provide supporting documentation for each investment (e.g., a copy of the prospectus, subscription agreement, indication of interest, etc.)

5	This excludes any year-end discretionary compensation awards or other awards that were bestowed on the employee pursuant to the terms of an employment contract.

Investment Pre-Clearance Form	41

EMPLOYEE CERTIFICATION

I certify that information I have provided is correct.

I further certify that the investment opportunity for which I am seeking approval did not arise by virtue of my activities with or on behalf of a client.

Should any of this information change, I further certify that I will immediately notify my Supervisor.

Employee Name & Title (Please Print)	Signature	Date

Supervisory Approval

Date:

Compliance Approval

Date:

Investment Pre-Clearance Form	42

Amendment #1 (A1 1/2011) to the TVA Code of Ethics

Amendment #1 replaces Appendix A (Blackout Periods) of the TVA Code of Ethics in its entirety.

Appendix A - Blackout Periods

Important Notes:

•	RBP information is considered to be material, nonpublic information during the blackout periods

•	All days are business days (which exclude weekends and holidays)

•	All Blackout Periods begin on the business day Dow Jones announces the final review results (“Final Review Dates”) of an index in the Applicable Month

•	All Blackout Periods end one business day after Dow Jones implements the changes (“Implementation Dates”) to an index in the Applicable Month

•

Example: Dow Jones announces changes to an index on March 11 and is scheduled to implement changes on March 18. The Blackout Period is March 11 (the day the final review results are announced) through March 21 (the business day after). Therefore the last day an employee could trade in his/her personal account would be March 10, and the first day employee could resume trading after the Blackout Period would be March 22.

•	The average duration of a Blackout Period is 8 business days

TVA COE A1 1/11	1

Amendment #1 (A1 1/2011) to the TVA Code of Ethics

Amendment #1 replaces Appendix A (Blackout Periods) of the TVA Code of Ethics in its entirety.

Index	Blackout Period	Final Review Dates	Implementation Dates	Applicable Months	Fund Relationship	Fund Name/Family
Directional Index Family	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	Mutual Funds	Transparent Value Trust

Dow Jones RBP US Style Indexes	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	Mutual Funds	Transparent Value Trust

Dow Jones RBP US Dividend Index	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	Mutual Funds	Transparent Value Trust

TVA COE A1 1/11	2

Amendment #1 (A1 1/2011) to the TVA Code of Ethics

Amendment #1 replaces Appendix A (Blackout Periods) of the TVA Code of Ethics in its entirety.

Index	Blackout Period	Final Review Dates	Implementation Dates	Applicable Months	Fund Relationship	Fund Name/Family
Leading/Lagging and 130/30 Index Family	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	N/A	N/A

Dow Jones Islamic Market Index	The business day Dow Jones announces the final review results through the business day immediately after Dow Jones implements changes after the close of trading on the last business day of the Applicable Months.	2nd Friday of the Applicable Month	3rd Friday of the Applicable Month	March June September December	N/A	N/A

TVA COE A1 1/11	3